UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 _________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

 _________________

Date of Report (Date of earliest event reported): July 5, 2023

Novint Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51783	85-0461778
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Merrick Road–Suite 400W Rockville Center, NY	11570
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 298-4420

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Share Exchange Agreement

On July 5, 2023, Novint Technologies, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Exchange Agreement”) by and among the Company, Dror Ortho-Design Ltd., a company incorporated under the laws of the State of Israel (“Dror”) and the shareholders of Dror. Pursuant to the terms and conditions of the Exchange Agreement, (i) the shareholders of Dror agreed to transfer 285,153 ordinary shares of Dror (the “Dror Shares”) to the Company in exchange for 1,048,585,364 shares of Preferred Stock (the “Share Exchange”), (ii) in connection with the Share Exchange, the Company agreed to assume all of Dror’s obligations under Dror’s outstanding share options (the “Dror Options”) and exchange such Dror Options for options to purchase a proportionate number of shares of common stock of the Company (the “Common Stock”); and (iii) the Company agreed to assume all outstanding Series A-4 Warrants to purchase Dror’s ordinary shares (together with the Dror Shares and the Dror Warrants, the “Dror Securities”) and convert such warrants into five-year warrants to acquire shares of Common Stock at an exercise price of $0.033 per share. As a result of the Share Exchange, Dror will become a wholly owned subsidiary of the Company.

The Share Exchange Agreement contains certain mutual representations and warranties, covenants and indemnification provisions customary for transactions of this type.

The closing of the transactions contemplated under the Share Exchange Agreement is subject to certain closing conditions described therein (the “Closing Conditions”). There is no assurance that the Closing Conditions will be satisfied. The closing of the Share Exchange is expected to occur no later than three (3) business days after the fulfillment or waiver of the Closing Conditions or on such other date and time as the parties may mutually determine.

The foregoing description of the Share Exchange Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the Share Exchange Agreement, which is filed as Exhibit 2.1 hereto.

Lock-Up Agreement

If the Closing Conditions are satisfied, then certain shareholders of Dror will enter into a Lock-Up Agreement pursuant to the terms described in the Lock-Up Agreement.

The Form of Lock-Up Agreement is qualified in its entirety by reference to the complete text of the Form of Lock-Up Agreement, which is filed as Exhibit 10.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Report.

Exhibit No.	Description
2.1	Share Exchange Agreement, dated July 5, 2023, by and among the Company, Dror Ortho-Design Ltd., and certain shareholders of Dror Ortho-Design Ltd.

Exhibit No.	Description
10.1	Form of Lock-Up Agreement
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novint Technologies, Inc.

Dated: July 11, 2023	By:	/s/ Orin Hirschman

Name: Orin Hirschman
Title: President (Principal Executive Officer and Principal Financial Officer)

2